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Ex 99.3
                               POST-ACQUISITION
                          JEFFERSON-PILOT CORPORATION
                         CORPORATE ORGANIZATION CHART

A. Affiliates actually controlled
   ------------------------------

Jefferson-Pilot Corporation (North Carolina corp.)

     Alexander Hamilton Life Insurance Company of America (Michigan corp.)
          AH (Michigan) Life Insurance Company (Michigan corp.)
          Alexander Hamilton Capital Management, Inc. (Michigan corp.) Alexander Hamilton Variable Insurance Trust (Massachusetts business trust)
          First Alexander Hamilton Life Insurance Company (New York corp.)

     Chubb Life Insurance Company of America (New Hampshire corp.)
          Chubb Colonial Life Insurance Company (New Jersey corp.) Chubb Sovereign Life Insurance Company (New Hampshire corp.) Chubb America Service Corporation (New Hampshire corp.) Chubb Securities Corporation (New Hampshire corp.) ChubbHealth Holdings, Inc. (New Hampshire corp.)
          Hampshire Funding Inc. (New Hampshire corp.)
               Hampshire Syndications, Inc. (New Hampshire corp.) Chubb Investment Advisory Corporation (Tennessee corp.) Volunteer Garage Company, Inc. (Tennessee corp.)

    ETRE Capital Corp. (Delaware corp.)

    GARCO Capital Corp. (Delaware corp.)
          HARCO Capital Corp. (Delaware corp.)
               Omega Jefferson Pilot Seguros de Vida S.A. (Argentina corp.)(See note 2)
                    Jefferson Pilot Omega Seguros de Vida S.A. (Uruguay corp.)(pending)

     JP Investment Management Company (North Carolina corp.)

     Jefferson-Pilot Capital Trust A (Delaware business trust)

     Jefferson-Pilot Capital Trust B (Delaware business trust)

     Jefferson-Pilot Communications Company (North Carolina corp.)
          Jefferson-Pilot Communications Company of California (North Carolina corp.)
               San Diego Broadcasting Corporation (California corp.) Jefferson-Pilot Communications Company of Virginia (Virginia corp.) WCSC, Inc. (South Carolina corp.)
               Tall Tower, Inc. (South Carolina corp.)
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       Jefferson-Pilot Health Care Delivery Systems, Inc. (North Carolina corp.)
               Community Choice of North Carolina, Inc. (North Carolina corp.) Medselect, Inc. (North Carolina corp.)

       Jefferson-Pilot Investments, Inc. (North Carolina corp.)

       Jefferson-Pilot Investor Services, Inc. (North Carolina corp.)
               Jefferson-Pilot Investor Services of Nevada, Inc. (Nevada corp.)

       Jefferson-Pilot Life Insurance Company (North Carolina corp.)
               Jefferson Standard Life Insurance Company (North Carolina corp.)

       Jefferson-Pilot Property Insurance Company (North Carolina corp.)

Notes: (1) Each indentation reflects another tier of ownership. All entities more than 50% owned are listed.

       (2) The immediate parent owns 100% of the voting securities of each entity except that HARCO owns 70% of Omega.

B.     Affiliates not controlled but state Insurance Holding Company Act
       -----------------------------------------------------------------
       definitions presume control starting at 10% ownership
       -----------------------------------------------------

Jefferson-Pilot Life Insurance Company
       Athens Newspapers, Inc., Class A Common, Georgia corp., 40.0% owned International Home Furnishing Center, Inc., Common, North Carolina corp., 25.06% owned
       Markwood, Inc., Common, Delaware corp., 50.0% owned
       Carbonic Industries Corporation, Class A Common, Florida. corp, 29.04% owned Tomco2 Equipment Company, Class A Common, Georgia corp., 29.20% owned